Exhibit 12 (a)

CERTIFICATION OF OLIVIER BOHUON

302 CERTIFICATION

I, Olivier Bohuon, certify that:

1.	I have reviewed this amendment to the annual report on Form 20-F/A of Smith & Nephew plc; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 21, 2013

By:	/s/ Olivier Bohuon
Name:	Mr Olivier Bohuon
Title:	Chief Executive Officer